SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/10/05

Conscious Intention, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-50366	94-3409449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6620 Lake Washington Blvd, Suite 301, Kirkland, Washington, 98033
(Address of principal executive offices) (Zip Code)

604 - 505-1085
Registrant's telephone number, including area code

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the purchase by Andrew Hamilton of 3,622,000 shares of common stock in Conscious Intention, Inc., a Nevada Corporation (“CI”) on November 10, 2005, the board of directors of Conscious Intention, Inc. (the “Board”) appointed Andrew Hamilton to the Board of Directors as the Sole Director and as President, Chief Executive Officer and Principal Accounting Officer accepted the resignation of Sylva Leduc as Sole Director, President, Chief Executive Officer and Principal Accounting Officer.

Item 8.01.	Other Items.

On November 10, 2005 Sylva Leduc, President, Chief Executive Officer, Sole Director and Principal Financial and Accounting Officer of Conscious Intention, Inc. a Nevada corporation, (“CI”) entered into an agreement with Andrew Hamilton to sell 3,622,000 common shares in CI held by Ms. Leduc to Mr. Hamilton. Until November 10, 2005, Mr. Hamilton was not a shareholder of CI, however, he did advance $30,000 to CI on September 30, 2005 and paid additional expenses of $25,000 on behalf of CI. On November 11, 2005, Mr. Hamilton received 5,950,000 shares in CI in exchange for the$55,000 previously advanced, thereby purchasing 5,950,000 common shares of CI at a per share purchase price of $0.00924 per share.

THIS AGREEMENT WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conscious Intention, Inc.

Dated this 15th day of November, 2005.	By:	/s/ Andrew Hamilton
Andrew Hamilton President